UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

April [●], 2021

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Tenax Therapeutics, Inc., to be held on June 10, 2021, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Due to the ongoing uncertainty regarding the spread of the coronavirus, or COVID-19, in the United States, it may become necessary to change the date, time, location, and/or format of the Annual Meeting in order to comply with advisories or mandates of federal, state, and local governments, and related agencies or, in our sole determination, to ensure the safety of those who attend. We will announce any such change in advance by issuing a press release and filing the announcement with the Securities and Exchange Commission. This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. We need more than half of our outstanding common shares to be represented at the Annual Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely, /s/ Anthony DiTonno Anthony DiTonno Chief Executive Officer

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

TENAX THERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders
To Be Held on June 10, 2021

To the Stockholders:

 The stockholders of Tenax Therapeutics, Inc. (the “Company”) will hold an annual meeting (the “Annual Meeting”) on June 10, 2021, at 9:00 a.m. at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Due to the ongoing uncertainty regarding the spread of the coronavirus, or COVID-19, in the United States, it may become necessary to change the date, time, location, and/or format of the Annual Meeting in order to comply with advisories or mandates of federal, state, and local governments, and related agencies or, in our sole determination, to ensure the safety of those who attend. We will announce any such change in advance by issuing a press release and filing the announcement with the Securities and Exchange Commission.

The purpose of the meeting is to propose and act upon the following matters:

1.
the election of the nine director nominees described in the Proxy Statement to serve as directors until the sooner of the 2022 Annual Meeting of Stockholders or the election and qualification of their successors;

2.
to approve the conversion of our Series B Preferred Stock into shares of common stock;

3.
to approve Amendment No. 2 to our 2016 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan by 750,000 shares; and

4.
the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

At the Annual Meeting we may transact such other business as may properly come before the meeting or any adjournment thereof.

The above matters are described in the Proxy Statement accompanying this notice. The board of directors (the “Board”) recommends that you vote “FOR” the election of the director nominees listed in the Proxy Statement, “FOR” the approval of the conversion of our Series B Preferred Stock into common stock, “FOR” the approval of Amendment No. 2 to our 2016 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder and “FOR” ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm of the Company.

The Board has fixed the close of business on April 13, 2021 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Annual Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By order of the Board of Directors, /s/ Nancy J. Hecox Nancy J. Hecox, Corporate Secretary

April [●], 2021

TENAX THERAPEUTICS, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on June 10, 2021

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2020 Annual Report to Stockholders are available at www.iproxydirect.com/TENX

The board of directors (the “Board of Directors” or the “Board”) of Tenax Therapeutics, Inc. is asking for your proxy for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 on June 10, 2021, at 9:00 a.m. local time, to elect the nine director nominees described in this Proxy Statement, to approve the conversion of our Series B Preferred Stock into shares of common stock, to approve Amendment No. 2 to our 2016 Stock Incentive Plan (the “2016 Plan”) to increase the number of shares authorized for issuance under the 2016 Plan by 750,000 shares, to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in this Proxy Statement, “FOR” the approval of the conversion of our Series B Preferred Stock into common stock, “FOR” the approval of Amendment No. 2 to our 2016 Plan to increase the number of shares authorized for issuance thereunder and “FOR” ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

This Proxy Statement and the accompanying proxy card are first being delivered to stockholders on or about April [●], 2021.

All references in this Proxy Statement to “Tenax,” “Tenax Therapeutics,” “we,” “our” and “us” mean Tenax Therapeutics, Inc.

Will the Annual Meeting be impacted by the coronavirus (COVID-19) outbreak?

        We are actively monitoring the public health and travel safety concerns relating to the outbreak of the coronavirus, or COVID-19, in the United States, including the advisories or mandates of federal, state, and local governments, and related agencies. Due to the rapidly evolving circumstances and the uncertainties surrounding COVID-19, it may become necessary to change the location, date, and/or time of the Annual Meeting to comply with these advisories and mandates or, in our sole determination, to ensure the safety of those who attend. If circumstances dictate, it may become necessary for us to conduct the Annual Meeting “virtually” through the internet or through other electronic or telephonic means in lieu of an in-person meeting.

        If it becomes necessary to change the date, time, location, and/or format of the Annual Meeting, in lieu of mailing additional soliciting materials or amending this Proxy Statement, we will announce the decision in advance by issuing a press release, filing the announcement with the Securities and Exchange Commission (the "SEC") and taking other reasonable steps to notify other parties involved in the proxy process of the change(s). Any such press release and filing with the SEC will also be available on our website at www.tenaxthera.com.

       We recommend that you monitor our press releases or filings with the SEC in the event that circumstances require us to change the date, time, location or format of the Annual Meeting, particularly if you plan to attend the Annual Meeting in person. We encourage all stockholders to vote their shares prior to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance using one of the methods described below under “How do I vote?” to ensure that your vote will be counted in the event that you later decide not to attend the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation (“Issuer Direct”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Issuer Direct on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. Abstentions do not count as a vote against the proposals. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

●
Proxy Vote by Mail. Return the enclosed proxy form by mail using the enclosed prepaid envelope. Be sure to complete, sign and date the form before mailing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the election of each director nominated by the Board of Directors, FOR the approval of the conversion of our Series B Preferred Stock into common stock, FOR the approval of Amendment No. 2 to our 2016 Plan to increase the number of shares authorized for issuance thereunder, FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

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Proxy Vote by Internet. You may use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 9, 2021 by going to the website www.iproxydirect.com/TENX.Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●
Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 9, 2021 by calling the toll-free number 1-866-752-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.

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In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Annual Meeting by following the directions below under “Who Can Attend the Annual Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●
sending written notice of revocation to our Corporate Secretary;

●
submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

●
attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 13, 2021.

How many votes can be cast by all stockholders?

There were 14,969,312 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or 7,484,657 shares, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

For the election of the directors, the nine directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

The approval of the conversion of our Series B Preferred Stock into shares of common stock requires approval by a majority of the total votes cast in person or by proxy (exclusive of any shares that were issued pursuant to our transaction with PHPrecisionMed, Inc. (“PHPM”)).

The approval of Amendment No. 2 to our 2016 Plan to increase the number of shares authorized for issuance thereunder and the ratification of Cherry Bekaert LLP as our independent registered public accounting firm each requires approval by a majority of the total votes cast in person or by proxy. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Cherry Bekaert LLP but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of April 13, 2021 may attend the Annual Meeting. If you are listed as a stockholder of record you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 13, 2021.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find more information about Tenax Therapeutics?

We file periodic reports and proxy statements with the SEC. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.tenaxthera.com) as soon as reasonably practicable after filing.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Tenax Therapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

All nine of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as our directors. We are not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for election of the substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the sooner of the 2022 Annual Meeting of Stockholders or the election and qualification of his successor.

The following table lists the nominees for election and information about each as of April 16, 2021:

Name	Age	Position with Tenax Therapeutics, Inc.	Director Since
June Almenoff, MD, PhD	64	Director	February 2021
Steven Boyd	40	Director	July 2020
Michael Davidson, MD	64	Director	February 2021
Anthony A. DiTonno	72	Chief Executive Officer and Director	December 2011
Declan Doogan, MD	69	Director	February 2021
Keith Maher, MD	53	Director	July 2020
James Mitchum	68	Director	September 2015
Gerald T. Proehl	62	Chair	April 2014
Stuart Rich, MD	71	Chief Medical Officer and Director	February 2021

The Merger Agreement for the PHPM Merger (each as defined in Proposal 2 below) required us to (i) at our first regularly scheduled Board meeting following the closing of the PHPM Merger, appoint one director designated by the representative of the PHPM stockholders (the “PHPM Representative”) to serve on the Board, and (ii) as promptly as practicable after we have obtained stockholder approval for the conversion of the Series B Preferred Stock issued in the PHPM Merger, appoint two additional directors designated by the PHPM Representative to serve on the Board. Accordingly, at a Board meeting held on February 25, 2021, we appointed Dr. Rich to the Board. In addition, the PHPM Representative notified us that Dr. Davidson and Dr. Doogan were the intended designees for the two additional directors the PHPM Representative is expected to be entitled to designate pursuant to the Merger Agreement, and because of the Company’s desire to expand the expertise of the Board, Dr. Davidson and Dr. Doogan were appointed at the February 25, 2021 Board meeting prior to the receipt of stockholder approval for the transaction as contemplated in the Merger Agreement.

Ronald R. Blanck, Gregory Pepin and Chris A Rallis are not standing for re-election at the 2021 Annual Meeting. Effective upon the election of directors at the 2021 Annual Meeting, the number of directors constituting the Board will be reduced from 12 to 9.

June Almenoff, MD, PhD, has served as a director since February 2021. Dr. Almenoff is an accomplished biopharma executive with over 20 years of senior leadership experience. She served as President and Chief Medical Officer of Furiex Pharmaceuticals (“Furiex”), which was acquired by Actavis plc (now AbbVie) for $1.2B. Furiex developed eluxadoline (Viberzi®), which is approved in both the United States and Europe. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline (GSK) for 12 years, where she held various positions of increasing responsibility. She was a Vice President in the Clinical Safety Organization, chaired a PhRMA-FDA working group, and worked in the area of scientific licensing. Dr. Almenoff also led the development of pioneering systems for minimizing risk in drug development, which have been widely adopted by industry and regulators. Dr. Almenoff led or contributed to numerous regulatory submissions and product approvals. She is currently Chief Medical Officer of RedHill Biopharma (Nasdaq: RDHL). She also serves on the investment advisory board of the Harrington Discovery Institute and the boards of Brainstorm Cell Therapeutics (Nasdaq: BCLI) and inSoma Bio. Dr. Almenoff has strong expertise in translational medicine, clinical development, commercial strategy, and business development, and has previously advised biotech boards and management in these areas. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct professor at Duke, a Fellow of the American College of Physicians (FACP) and has authored close to 60 publications.

We believe that Dr. Almenoff’s medical background and experience in drug development, commercial strategy, C level leadership as well as her Board experience on both public and private companies qualify her to serve on our Board.

Steven Boyd has served as a director since July 2020. Mr. Boyd has served since 2012 as the chief investment officer of Armistice Capital, LLC (“Armistice”), a long-short equity hedge fund focused on the health care and consumer sectors. From 2005 to 2012, Mr. Boyd was a research analyst at Senator Investment Group, York Capital and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an analyst at McKinsey & Company. Mr. Boyd currently serves as a member of the boards of directors of Aytu BioScience, Inc., Cerecor Inc. and EyeGate Pharmaceuticals, Inc. Mr. Boyd received a B.S. in economics and a B.A. in political science from The Wharton School of the University of Pennsylvania.

We believe that Mr. Boyd’s investment management experience and skills qualify him to serve on our Board and provide the Board with valuable insight into the investment community.

Michael Davidson, MD has served as a director since February 2021. Dr. Davidson was the Founder and former Chief Scientific Officer of Corvidia Therapeutics, which was recently acquired by Novo-Nordisk for $2.1 billion. Dr. Davidson also serves as Clinical Professor and Director of the Lipid Clinic at the University of Chicago Pritzker School of Medicine. He is a leading expert in the field of Lipidology and was named in The Best Doctors in America for the past 10 years. Dr. Davidson was the co-founding Chief Medical Officer of Omthera Pharmaceuticals in 2008, which was later acquired by Astra Zeneca Pharmaceutical in 2013 for $443M. He also founded the Chicago Center for Clinical Research, which became the largest investigator site in the United States and was acquired by Pharmaceutical Product Development in 1996. His research background encompasses both pharmaceutical and nutritional clinical trials including extensive research on statins, novel lipid-lowering drugs, and omega-3 fatty acids. Dr. Davidson is board-certified in internal medicine, cardiology, and clinical lipidology and served as President of the National Lipid Association from 2010 to 2011. He received his BA/MS from Northwestern University and MD from The Ohio State University School of Medicine

We believe that Dr. Davidson’s medical background and extensive experience in clinical development qualify him to serve on our Board.

Anthony A. DiTonno has served as a director since December 2011 and as our Chief Executive Officer since June 2018. From January 2013 until May 2018, Mr. DiTonno served as Chief Executive Officer of Avantis Medical Systems, Inc., a medical device company that develops and manufactures catheter-based endoscopic devices.  From April 2003 until December 2011, Mr. DiTonno was President and Chief Executive Officer of Neurogesx Inc., a biopharmaceutical company based in the San Francisco Bay area (“Neurogesx”). During his time at Neurogesx, Mr. DiTonno also served on its board of directors.  Mr. DiTonno has funded companies through a variety of financial arrangements including private and public financings, partnerships and debt. He has also been successful in gaining regulatory approvals in both the United States and European Union. Previously, he was Executive Vice President of Marketing and Sales at Enteric Medical Technologies Inc., which was acquired by Boston Scientific Company; President and Chief Executive Officer of Lifesleep Systems, Inc.; and Vice President and General Manager of Olcassen Pharmaceuticals, which was sold to Watson Laboratories. Early in his career, he held a variety of positions of increasing responsibility at Rorer Group, Inc. (Rhône Poulenc Rorer) and Wyeth Laboratories. Mr. DiTonno received an M.B.A. from Drexel University and a B.S. in Business Administration from St. Joseph’s University.

We believe that Mr. DiTonno’s extensive corporate experience and financial background qualify him to serve on our Board and provides valuable insight to the Company.

Declan Doogan, MD has served as a director since February 2021. Dr. Doogan has over 30 years of industry experience in both major pharma and biotech. He was the Senior Vice President and Head of Worldwide Development at Pfizer, where many multibillion-dollar programs were delivered (e.g., Viagra, Lipitor and Zoloft). He has held a number of executive positions in Pfizer in the U.S., the U.K. and Japan. Since leaving Pfizer in 2007 he has been engaged in executive roles in small pharma. Declan was CMO and acting CEO of Amarin (AMRN: Nasdaq), transforming it from a failing neuroscience company to a vibrant cardiovascular company with a market capitalization of over one billion dollars before his departure. He is Chairman and co-founder of Biohaven (BHVN:NYSE) and an investor in emerging biotechnology and technology companies. He holds a number of Board appointments, principally in pharma companies, and is also a visiting professor at Glasgow University Medical School. Dr. Doogan received his medical degree from Glasgow University in 1975. He is a Fellow of the Royal College of Physicians and the Faculty Pharmaceutical Medicine and holds a Doctorate of Science at the University of Kent in the U.K.

 We believe that Dr. Doogan’s medical background, experience in clinical development and extensive board experience on both public and privately held life sciences companies qualify him to serve on our Board.

Keith Maher, MD has served as a director since July 2020. Dr. Maher has served as a managing director at Armistice since 2019. From 2007 to 2018, Dr. Maher held senior roles at Schroder Investment Management, Omega Advisors and Gracie Capital. Dr. Maher joined Gracie from Valesco Healthcare Partners, a global healthcare fund he founded in partnership with Paramount Bio Capital. Prior to starting Valesco, Dr. Maher was a managing director at Weiss, Peck & Greer Investments (“WPG”). He joined WPG from Lehman Brothers, where he worked as an equity research analyst covering medical device and technology companies. Dr. Maher currently serves on the board EyeGate Pharmaceuticals, Inc. Dr. Maher received a B.A. in biology from Boston University, an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and an M.D. from Albany Medical College. Dr. Maher completed his clinical training at the Mount Sinai Medical Center in the Department of Medicine.

                We believe that Dr. Maher’s medical background combined with his experience in investment management qualify him to serve on our Board.

James Mitchum has served as a director since September 2015.  Mr. Mitchum has served as the Chief Executive Officer of RegaloRx, a patient assistance provider since January 2019. From September 2014 to December 2018, he served as Chief Executive Officer of Heart to Heart International, a non-profit international humanitarian organization.  From March 2009 to July 2012, Mr. Mitchum served as President of the Americas for EUSA Pharma, Inc., where he oversaw the streamlining of that business as well as the development, FDA approval and successful launch of a pediatric oncology drug in 2011. From 2005 to 2008, Mr. Mitchum served as President and Chief Executive Officer of Enturia, Inc., a privately owned drug-device company, based in Kansas City. From 2003 to 2005, Mr. Mitchum served as the President and Chief Executive Officer of Sanofi-Aventis Group Japan and was Chief Executive for Aventis Pharma UK from 2000 through 2002. He served in many senior financial roles from 1985 until 1999 with HMR and predecessor companies and was the Corporate Controller for HMR from 1997 until 2000.  From 2014 until 2017, Mr. Mitchum served as a director and head of the audit committee for NephroGenex Inc., a development-stage company. Mr. Mitchum has also served as a director on numerous private company and organization boards.  Mr. Mitchum earned an MBA in Business from the University of Tennessee in Knoxville, Tennessee and a Bachelor of Science degree in Business and Math from Milligan College in Johnson City, Tennessee.

We believe that Mr. Mitchum's experience in managing companies in the life sciences industry, as well as his financial and operational expertise, qualify him to serve on our Board.

Mr. Mitchum serves as chair of the Audit and Compliance Committee.

Gerald T. Proehl has served as a director since April 2014. Currently, Mr. Proehl is a Founder, President, Chair, CEO and Director of Dermata Therapeutics, Inc., a private biotechnology company. From January 2002 to January 2014, Mr. Proehl was the President, Chief Executive Officer and a Director of Santarus, Inc. (“Santarus”), a company that he helped to found in 1999.  From March 2000 through December 2001, Mr. Proehl was President and Chief Operating Officer of Santarus, and from April 1999 to March 2000, Mr. Proehl was Vice President, Marketing and Business Development of Santarus.  Mr. Proehl helped lead the sale of Santarus to Salix Pharmaceuticals for $2.6 billion in January of 2014.  Prior to joining Santarus, Mr. Proehl was with Hoechst, Marion Roussel  (“HMR”) for 14 years where he served in various capacities, including Vice President of Global Marketing. During his career at HMR he worked across numerous therapeutic areas, including CNS, cardiovascular, and gastrointestinal. Mr. Proehl previously served on the boards of Sophiris Bio Inc., Ritter Pharmaceuticals, Inc., and Auspex Pharmaceuticals, Inc. Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst University.

We believe that Mr. Proehl’s general business and commercial experience in the pharmaceutical industry, as well as his strong background in business operations developed through his leadership at other companies, qualify him to serve on our Board.

Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee and the Compensation Committee.

Stuart Rich, MD has served as our Chief Medical Officer since January 2021 and a director since February 2021. Dr. Rich joined the Company from PHPM, where he was a co-founder and held the positions of Chief Executive Officer and Director from October 2018 until January 2021. Prior to PHPM, Dr. Rich served as the Chief Medical Officer (part-time) of United Therapeutics from October 2003 until December 2004. Dr. Rich currently serves as Professor of Medicine at Northwestern University Feinberg School of Medicine and as Director of the Pulmonary Vascular Disease Program at the Bluhm Cardiovascular Institute, a U.K. based charity, and of the Cardiovascular Medical and Research Foundation, a U.S. based charity. Prior to Northwestern University, Dr. Rich was the Professor of Medicine and Chief of the Section of Cardiology at the University of Illinois College of Medicine in Chicago from July 1980 until July 1996, was Professor of Medicine at the Rush Heart Institute of the Rush University School of Medicine from July 1996 until September 2004 and was Professor of Medicine at the Section of Cardiology of the University of Chicago Pritzker School of Medicine from September 2004 until July 2015. Dr. Rich received his B.S. in Biology at the University of Illinois and his M.D. at Loyola University Stritch School of Medicine, and he completed his residency in medicine at the Washington University of St. Louis and his fellowship in cardiology at the University of Chicago.

We believe that Dr. Rich’s extensive medical background in the field of pulmonary hypertension and experience as a consultant and standing member of the Cardiovascular and Renal Advisory Committee of the FDA qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

We have adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A copy of this Code of Ethics is posted on our website at http://investors.tenaxthera.com/TENX/corporate_governance. In the event the Code of Ethics is revised, or any waiver is granted under the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, notice of such revision or waiver will be posted on our website or disclosed on a current report on Form 8-K as required.

Board Composition and Independence of Directors

Our Board of Directors currently has twelve members, of which nine are standing for re-election at the 2021 Annual Meeting. Dr. Ronald R. Blanck, currently our Chair, and June Almenoff, Steven Boyd, Michael Davidson, Anthony A. DiTonno, Declan Doogan, Keith Maher, James Mitchum, Gregory Pepin, Gerald T. Proehl and Chris A. Rallis are currently our directors. Following the 2021 Annual Meeting, and provided that all nominees are elected, Gerald T. Proehl will be our Chair and June Almenoff, Steven Boyd, Michael Davidson, Anthony A. DiTonno, Declan Doogan, Keith Maher, and James Mitchum will be our directors.

In accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with Nasdaq Rule 5605(a)(2). The Board has determined that current directors Drs. Almenoff, Davidson, Maher and Doogan, and Messrs. Boyd, Mitchum and Proehl are independent directors in accordance with applicable Nasdaq listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management.

Attendance at Meetings

The Board met four times during Fiscal 2020, and each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served. From time to time the Board also acted through written consents. We have no formal policy requiring director attendance at the Annual Meeting, although all directors are expected to attend the Annual Meeting if they are able to do so. All six directors of the Company who were members of the Board at the time of the Annual Meeting in 2020 attended the 2020 Annual Meeting.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Currently, Mr. DiTonno, who has been a member of our Board of Directors since December 2011, serves as our Chief Executive Officer and Dr. Blanck, who has been a member of our Board of Directors since December 2009, serves as our Chairman of the Board. Based on the Board’s most recent review of our Board leadership structure, the Board has determined that this leadership structure is optimal for the Company because it allows Mr. DiTonno to focus on leading our business and operations and carrying out our strategy, and Dr. Blanck, our Chairman of the Board, to focus on leading our Board’s oversight of our strategy and business.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of highly qualified and experienced directors, a majority of whom are independent, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s three key Committees—Audit and Compliance, Compensation, and Corporate Governance and Nominating—are composed entirely of independent directors. A number of Board and Committee processes and procedures, including regular executive sessions of directors, periodic executive sessions of the independent directors, and annual evaluations of our Chief Executive Officer’s performance against pre-determined goals, provide substantial independent oversight of our Chief Executive Officer’s performance. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

We operate in a highly complex and regulated industry and are subject to a number of significant risks. The Board plays a key role with respect to our risk oversight, such as determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations. The Board is also involved in our management of risks related to our financial condition or to the development and commercialization of our product candidates.

                One of the Board’s risk oversight roles is to provide guidance to management. The Board receives regular business updates from members of senior management in order to identify matters that involve operational, financial, legal or regulatory risks.

To facilitate its oversight of the Company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit and Compliance Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Corporate Governance and Nominating Committee evaluates whether the composition of the Board is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Standing Committees

Our Board of Directors has three standing committees: the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Copies of the charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees, as they may be amended from time to time, are available on our website at http://www.tenaxthera.com.

The Board has determined that all of the members of each of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees are independent as defined under Nasdaq rules, and, in the case of all members of the Audit and Compliance Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit and Compliance Committee.

The Audit and Compliance Committee’s principal responsibilities include:

●
overseeing the accounting and financial reporting processes of the Company and audits of our financial statements;

●
acting on behalf of the Board in providing oversight with respect to (i) the quality and integrity of our financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to our financial statements and internal control over financial reporting (collectively, “Audit Services”), including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide Audit Services to us; and (iii) our compliance with legal and regulatory requirements;

●
reporting to the Board on such matters as the Audit and Compliance Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Audit and Compliance Committee’s responsibilities that merit the attention of the Board;

●
providing the report required of the Audit and Compliance Committee by the rules of the SEC for inclusion in our annual proxy statement;

●
conducting review and oversight of any related person transactions, other than related person transactions for which the Board has delegated review to another independent body of the Board; and

●
fulfilling such other responsibilities as may be required of the Audit and Compliance Committee under applicable laws and regulations.

The members of the Audit and Compliance Committee are currently Messrs. Mitchum and Rallis and Dr. Blanck. Mr. Mitchum serves as chair of the Audit and Compliance Committee. The Board of Directors has determined that Messrs. Mitchum and Rallis and Dr. Blanck each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit and Compliance Committee met 5 times during Fiscal 2020.

Compensation Committee.

The Compensation Committee’s primary responsibilities include:

●
assisting the Board in discharging its overall responsibility relating to executive officer and director compensation and overseeing and reporting to the Board as appropriate on our compensation and benefit policies, programs and plans, including our stock-based compensation programs;

●
recommending the compensation of all executive officers and non-employee directors;

●
engaging and evaluating any compensation consultants, independent counsel and other advisers used to assist in the evaluation of director or executive compensation, including evaluation of the advisers’ independence in advance of engagement;

●
reviewing our succession and development plans for executive officers and other members of senior management; and

●
preparing an annual report on executive compensation for inclusion in our proxy statement, if required by applicable laws.

The members of the Compensation Committee are currently Messrs. Proehl, Pepin and Rallis. Mr. Proehl serves as chair of the Compensation Committee. The Compensation Committee met 5 times during Fiscal 2020.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

●
identifying individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by the Board or by the stockholders;

●
upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors;

●
developing and recommending to the Board corporate governance principles for the Company; and

●
otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Corporate Governance and Nominating Committee are currently Messrs. Proehl and Pepin and Dr. Blanck. Mr. Proehl serves as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met 2 times during Fiscal 2020.

Processes and Procedures for Executive and Director Compensation

The Compensation Committee has the authority to review and recommend to the Board the compensation of the Chief Executive Officer and all other executive officers. The Corporate Governance and Nominating Committee has authority to determine and approve all matters pertaining to compensation of our directors. In making its recommendation to the Board with respect to the compensation of the Chief Executive Officer, the Compensation Committee considers, among other things, the Chief Executive Officer’s performance of established corporate goals and objectives previously approved by the Board. In making its recommendation to the Board with respect to the compensation of other executive officers, the Compensation Committee takes into account, among other things, each executive officer’s performance in light of established goals and objectives as well as the recommendations of the Chief Executive Officer. The Chief Executive Officer has no input and may not be present during voting or deliberations about his compensation. In making its determination with respect to director compensation, the Corporate Governance and Nominating Committee considers, among other things, the Compensation Committee’s recommendation, the Board’s overall level of performance, the individual director’s participation in committees, the compensation paid to other director’s in similarly situated companies, and our financial growth.

Our Compensation Committee may delegate its authority to the chair of the committee to the extent it deems necessary to finalize matters as to which the committee has given its general approval.

The Compensation and Corporate Governance and Nominating Committees have the authority to retain compensation consultants and other outside advisors to assist in discharging their responsibilities. In setting 2020 compensation, neither of these committees engaged an outside compensation consultant.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In evaluating the suitability of individual director candidates, the Committee takes into account such factors as it considers appropriate, which may include (i) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (ii) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (iii) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders; (iv) the extent to which the candidate would fill a present need on the Board; and (v) whether the candidate can make sufficient time available to perform the duties of a director. The Corporate Governance and Nominating Committee implements and assesses the effectiveness of these factors and the Board’s commitment to diversity by considering these factors in our assessment of potential director nominees and the overall make-up of our Board. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

          The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of possible nominees and investigates and reviews each proposed nominee’s qualifications for service on the Board. The Corporate Governance and Nominating Committee may engage outside search firms to assist in identifying or evaluating potential nominees.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. It is the policy of the Corporate Governance and Nominating Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2022 Annual Meeting is described under “Other Matters—Stockholder Proposals.”

Stockholder Communications with Directors

It is the policy of the Company and the Board to encourage free and open communication between stockholders and the Board. Any stockholder wishing to communicate with the Board should send any communication to Tenax Therapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and stockholders on an informal basis.

AUDIT COMMITTEE REPORT

The Audit and Compliance Committee has reviewed our audited financial statements for the year ended December 31, 2020 and has discussed these statements with management. The Audit and Compliance Committee has also discussed with Cherry Bekaert LLP, our independent registered public accounting firm during the year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit and Compliance Committee also received from Cherry Bekaert LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert LLP’s communications with the Audit and Compliance Committee concerning independence and discussed with Cherry Bekaert LLP its independence.

Based on the review and discussions noted above, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

With respect to the above matters, the Audit and Compliance Committee submits this report.

James Mitchum Ronald R. Blanck Chris A. Rallis

MANAGEMENT

The names and ages of our executive officers as of April 16, 2021 are listed below. Our executive officers are appointed by the Board to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. DiTonno and Dr. Rich is included in the director nominee profiles set forth above.

Name	Age	Position
Anthony A. DiTonno	72	Chief Executive Officer
Michael B. Jebsen, CPA	49	President and Chief Financial Officer
Stuart Rich, MD	71	Chief Medical Officer

Michael B. Jebsen joined the Company as our Accounting Manager in April 2009, was elected Chief Financial Officer, Executive Vice President Finance and Administration in August 2009, and served as Interim Chief Executive Officer from April 2017 through May 2018. Mr. Jebsen also served as our Interim Chief Executive Officer from August 2011 until November 2013. Before joining us, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the years ended December 31, 2020 and 2019 by our principal executive officer and all other “Named Executive Officers” during Fiscal 2020. We had no other executive officers during any part of Fiscal 2020.

Summary Compensation Table

		Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Anthony A. DiTonno	2020	440,750	-	-	71,709	221,450	-	733,909
Chief Executive Officer	2019	430,000	-	-	-	75,250	-	505,250

Michael B. Jebsen, CPA	2020	349,981	-	-	71,709	175,844	-	597,534
President and Chief Financial Officer	2019	339,788	-	-	-	59,753	-	399,541

(1)
The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note E to our Financial Statements included in our Form 10-K for Fiscal 2020, filed with the SEC on March 31, 2021.

(2)
These payments were made based on achievement of annual goals in accordance with each of Mr. DiTonno’s and Mr. Jebsen’s employment agreements, which are described below in the section entitled “—Employment and Other Contracts.”

Narrative to Summary Compensation Table

Elements of Compensation

During Fiscal 2020, we compensated our Named Executive Officers generally through a mix of (i) base salary, (ii) annual cash bonus based on achievement of predetermined operational goals and (iii) long-term equity compensation, in the form of options or restricted common stock.

Annual Base Salaries

The Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In Fiscal 2020, we paid an annual base salary of $440,750 to Mr. DiTonno and $349,981 to Mr. Jebsen.

Cash Bonuses

Under each of their employment agreements, each of our Named Executive Officers were eligible to receive annual cash bonuses based on achievement of annual goals. During Fiscal 2020, Mr. DiTonno and Mr. Jebsen were eligible to receive a target cash bonus consisting of 50% of their base salaries, based on 100% achievement of the predetermined operational goals. There is no cap on the bonuses for greater than 100% achievement of goals, and there is no pre-identified threshold amount that must be achieved to receive any cash bonus payment. Our Compensation Committee evaluated performance for Fiscal 2020 and, upon the Compensation Committee’s recommendation, the Board determined that Mr. DiTonno and Mr. Jebsen would receive 100% of their target cash bonuses.

Long-Term Equity Compensation

We award stock options to our key employees, including to our non-executive employees, on an annual basis and subject to approval by (i) the Board upon the Compensation Committee’s recommendation with respect to executive officers and (ii) the Compensation Committee with respect to all other employees.

Other Elements of Compensation

Employee Benefits and Perquisites

We maintain broad based benefits that are provided to all employees, including health and dental insurance. Our executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

No Tax Gross-Ups

We do not make gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with the Named Executive Officers, each such officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change in control of the Company. We have provided more detailed information about these benefits under the caption “—Employment and Other Contracts” below.

Employment and Other Contracts

Anthony A. DiTonno

Effective June 1, 2018, we entered into an employment agreement with Mr. DiTonno (the “DiTonno Employment Agreement”). Under the DiTonno Employment Agreement, Mr. DiTonno receives an annual base salary of $430,000. Mr. DiTonno also receives participation in medical insurance, dental insurance, and other benefit plans on the same basis as the Company’s other officers. Under the DiTonno Employment Agreement, Mr. DiTonno is also eligible to receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The DiTonno Employment Agreement also provides for a one-time non-statutory stock option grant of 50,000 shares of common stock. The DiTonno Employment Agreement states that the Company will pay Mr. DiTonno up to $30,000 to cover costs associated with relocation expenses.

The DiTonno Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless the DiTonno Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Mr. DiTonno is terminated without cause, if he terminates his employment for good reason, or if we elect not to renew the DiTonno Employment Agreement, Mr. DiTonno would be entitled to receive (i) one year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one year of COBRA reimbursements or benefits payments, as applicable. Mr. DiTonno’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the DiTonno Employment Agreement: (i) “cause” includes (a) a willful material breach of the agreement by Mr. DiTonno, (b) material misappropriation of Company property, (c) material failure to comply with Company policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of Mr. DiTonno’s duties, (e) dishonest or illegal action that is materially detrimental to the Company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of Mr. DiTonno’s authority, duties or responsibility, (c) certain changes in geographic location of Mr. DiTonno’s employment, or (d) a material breach of the DiTonno Employment Agreement by the Company.

Michael B. Jebsen

Effective November 13, 2013, we entered into an amended and restated employment agreement with Mr. Jebsen (the “Jebsen Employment Agreement”). Under the Jebsen Employment Agreement, Mr. Jebsen received an annual base salary of $285,000. Mr. Jebsen also receives participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Jebsen Employment Agreement, Mr. Jebsen is also eligible to receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Jebsen Employment Agreement also provided for a one-time non-statutory stock option grant of 44,662 shares of common stock upon stockholder approval of an amendment to our 1999 Amended Stock Plan (as defined below) to increase the amount of stock options authorized for issuance thereunder, which occurred in April 2014. In addition to the foregoing, Mr. Jebsen also received a fixed monthly automobile allowance of $800 and annual grants totaling 22 shares of restricted common stock, vesting over a 12-month period, of which nine shares will only vest so long as he continues serving as our Treasurer.

On June 18, 2015, we entered into an amendment to the Jebsen Employment Agreement. The amendment to Mr. Jebsen’s employment agreement increased his base salary to $325,000 from $285,000, effective as of May 1, 2015, while removing the fixed monthly automobile allowance of $800.

The Jebsen Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless the Jebsen Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Mr. Jebsen is terminated without cause, if he terminates his employment for good reason, or if we elect not to renew the Jebsen Employment Agreement, Mr. Jebsen would be entitled to receive (i) one year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one year of COBRA reimbursements or benefits payments, as applicable. Mr. Jebsen’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Jebsen Employment Agreement: (i) “cause” includes (a) a willful material breach of the agreement by Mr. Jebsen, (b) material misappropriation of the Company’s property, (c) material failure to comply with the Company’s policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of Mr. Jebsen’s duties, (e) dishonest or illegal action that is materially detrimental to the Company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of Mr. Jebsen’s authority, duties or responsibility, (c) certain changes in geographic location of Mr. Jebsen’s employment, or (d) a material breach of the Jebsen Employment Agreement by us.

On March 21, 2011, we entered into an indemnification agreement with Mr. Jebsen, which provides that in respect of acts or omissions occurring prior to such time as Mr. Jebsen ceases to serve as our officer Mr. Jebsen will receive (i) indemnification and advancement of expenses to the extent provided under our Certificate of Incorporation and to the fullest extent permitted by applicable law and (ii) indemnification against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the IRC.

On April 3, 2017, the Board appointed Mr. Jebsen as our Interim Chief Executive Officer, and he continued to serve as our President and Chief Financial Officer. In connection with Mr. Jebsen’s appointment as Interim Chief Executive Officer, we provided Mr. Jebsen with additional compensation of $10,000 per month for each month that he served as Interim Chief Executive Officer. In addition, Mr. Jebsen was granted, on the effective date of his appointment as Interim Chief Executive Officer, a stock option to purchase 10,000 shares of our common stock. The award will vest over a four-year period, with 25% of the option award vesting on the first four anniversaries of the grant date provided Mr. Jebsen remains continuously employed with us through each anniversary, however, the vesting of the stock option will accelerate and become fully vested upon the achievement of specified performance goals. Mr. Jebsen completed his service as our Interim Chief Executive Officer on May 31, 2018.

Equity Awards

In September 1999, our Board of Directors approved the 1999 Stock Plan, which provided for the granting of incentive and nonstatutory stock options to employees and directors to purchase up to 667 shares of our common stock. The 1999 Stock Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Stock Plan generally have vesting schedules of up to four years and have expiration periods of generally ten years. On June 17, 2008, our stockholders approved an amendment and restatement to the 1999 Stock Plan (the “1999 Amended Stock Plan”) to increase the number of shares of common stock available for awards under the plan from 667 to 2,000, to increase the maximum number of shares covered by awards granted under the 1999 Stock Plan to an eligible participant from 667 to 834 shares, and to make additional technical changes to update the plan. On September 30, 2011, our stockholders approved an amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 2,000 to 15,000. On March 13, 2014, our stockholders approved a second amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 15,000 to 200,000. On September 15, 2015, our stockholders approved a third amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 200,000 to 250,000. Persons eligible to receive grants under the 1999 Amended Stock Plan consisted of all of our employees, including executive officers and non-employee directors. As of December 31, 2020 and 2019, we had 57,648 and 191,706 outstanding options under the 1999 Amended Stock Plan, respectively. As of December 31, 2020 and 2019, there were no outstanding shares of restricted stock under the 1999 Amended Stock Plan, respectively. The 1999 Amended Stock Plan expired on June 17, 2018 and no new grants may be made under that plan after that date. However, unexpired awards granted under the 1999 Amended Stock Plan remain outstanding and subject to the terms of the 1999 Amended Stock Plan.

On June 16, 2016, our stockholders approved the 2016 Plan, which provided for the issuance of up to 150,000 shares of common stock. On June 13, 2019, our stockholders approved an amendment to the 2016 Plan to increase the number of shares authorized for issuance under the 2016 Plan by 600,000 shares. Under the 2016 Plan, with the approval of the Compensation Committee, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards or other stock-based awards. As of December 31, 2020 and 2019, there were 393,500 and 52,500 outstanding options under the 2016 Plan, respectively. As of December 31, 2020 and 2019, there were 356,500 and 697,500 shares of common stock available for grant under the 2016 Plan, respectively. See Proposal 3 in this Proxy Statement for a description of the proposed Amendment No. 2 to the 2016 Plan to increase the number of shares authorized for issuance under the 2016 Plan by 750,000 shares.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the Named Executive Officers as of December 31, 2020.

Outstanding Equity Awards as of December 31, 2020

	Option Awards(1)					Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (Exercisable)	Number of securities underlying unexercised options (Unexercisable)	Equity incentive plan award: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
	(#)	(#)	(#)	($/Sh)		(#)	($)
Anthony A. DiTonno	-	75,000	-	1.18	3/1/30	-	-
Chief Executive Officer	25,000	25,000	-	6.10	6/1/28	-	-
	500	-	-	6.23	5/1/28	-	-
	500	-	-	10.60	5/1/27	-	-
	500	-	-	54.40	5/1/26	-	-
	500	-	-	68.40	5/1/25	-	-
	500	-	-	96.40	5/1/24	-	-
	487	-	-	93.20	5/1/23	-	-
	64	-	-	712.00	5/1/22	-	-
	25	-	-	760.00	12/16/21	-	-

Michael B. Jebsen, CPA	-	75,000	-	1.18	3/1/30	-	-
President and Chief Financial Officer	10,000	-	-	11.20	4/3/27	-	-
	7,500	-	-	41.40	12/15/26	-	-
	2	-	-	736.00	4/1/21	-	-
	2	-	-	772.00	3/1/21	-	-
	2	-	-	772.00	2/1/21	-	-
	2	-	-	768.00	1/1/21	-	-

(1)
Except as otherwise noted, the option awards reflected in these columns vested immediately on the date of grant. The date of grant for each of these options is the date 10 years prior to the expiration date reflected in this table.

(2)
These options were granted with the following vesting schedule: 25% on each anniversary of the grant date.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	57,648	$46.34	356,500(1)
Equity compensation plans not approved by security holders	—	—	—
Total	57,648	$46.34	356,500

(1)	Represents the number of shares available for future issuance under the 2016 Plan. All of these shares are available for issuance as restricted stock or other stock-based awards under the 2016 Plan.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for Fiscal 2020.

Fiscal 2020 Director Compensation

	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards	All Other Compensation	Total
Director	($)	($)	($)	($)	($)
Ronald R. Blanck, DO	66,000	271	-	-	66,271
Steven Boyd (2)	-	-	-	-	-
Keith Maher, MD (2)	-	-	-	-	-
James Mitchum	60,000	271	-	-	60,271
Gregory Pepin	53,500	271	-	-	53,771
Gerald T. Proehl	62,000	271	-	-	62,271
Chris A. Rallis	57,500	271	-	-	57,771

(1)
The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation- Stock Compensation.  The assumptions made in determining the fair values of our option awards are set forth in Note E to our Financial Statements included in our Form 10-K for Fiscal 2020, filed with the SEC on March 31, 2021.  As of December 31, 2020, our non-employee directors then serving on the Board held the following aggregate stock options: Dr. Blanck, 4,026; Mr. Mitchum, 3,750; Mr. Pepin, 3,500; Mr. Proehl, 4,250; and Mr. Rallis, 3,990.

(2)	Mr. Boyd and Dr. Maher have agreed not to receive compensation for their service as members of the Board of Directors in light of their positions with Armistice.

During Fiscal 2020, all of our non-employee directors, with the exception of Mr. Boyd and Dr. Maher who were not compensated, were paid the following compensation for service on the Board and Board Committees according to the policies established for director compensation by the Corporate Governance and Nominating Committee:

●
An annual director fee in each fiscal year of $45,000 ($55,000 for our Board chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Audit and Compliance Committee member fee in each fiscal year of $7,500 ($15,000 for our Audit and Compliance Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Compensation Committee member fee in each fiscal year of $5,000 ($10,000 for our Compensation Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual Nominating and Corporate Governance Committee member fee in each fiscal year of $3,500 ($7,000 for our Nominating and Corporate Governance Committee chairman), which was paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual grant of 500 stock options, which vest one year after the grant date and are exercisable for a period of ten years; and

●
Reimbursement of travel and related expenses for attending Board and committee meetings, as incurred.

We will maintain an appropriate director’s and officer’s insurance policy at all times for our non-employee directors.

Fiscal 2021 Director Compensation

On April 15, 2021, the Board adopted a revised director compensation policy with effect as of June 10, 2021. Pursuant to the revised policy designated non-employee members of the Board shall be compensated for their service on the Board and Board committees:

●
An annual director fee in each fiscal year of $45,000 ($55,000 for our board chairman), which is paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual audit committee member fee in each fiscal year of $7,500 ($15,000 for our audit committee chairman), which is paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual compensation committee member fee in each fiscal year of $5,000 ($10,000 for our compensation committee chairman), which is paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual nominating and corporate governance committee member fee in each fiscal year of $3,500 ($7,000 for our nominating and corporate governance committee chairman), which is paid in equal quarterly installments on the first day of each fiscal quarter;

●
An annual grant of 5,000 stock options (6,250 stock options in the initial year), which vest one-year after the grant date and are exercisable for a period of ten years, issued at the date of the Annual Meeting of Stockholders each year; and

●
Reimbursement of travel and related expenses for attending Board and committee meetings, as incurred.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of April 16, 2021, the number and percentage of the outstanding shares of common stock that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director or a director nominee, (ii) our Named Executive Officers, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Principal Stockholders
Armistice Capital, LLC (3) 510 Madison Avenue, 7th Floor New York, NY 10022	2,992,364	19.99%
Hudson Bay Capital Management LP (4) 777 Third Avenue, 30th Floor New York, NY 10017	777,202	4.94%
Officers and Directors
June Almenoff, MD	-	*
Ronald R. Blanck, DO (5)	5,088	*
Steven Boyd (3),(5)	2,992,364	19.99%
Michael Davidson, MD (5)	94,645	*
Anthony DiTonno (5)	66,236	*
Declan Doogan, MD (5)	567,871	3.79%
Michael B. Jebsen, CPA (5)	72,067	*
Keith Maher	-	*
James Mitchum (5)	5,050	*
Gregory Pepin (5)	5,787	*
Gerald T. Proehl (5)	5,745	*
Chris A. Rallis (5)	4,719	*
Stuart Rich, MD (5)	662,517	4.43%
All officers and directors as a group (11 persons)(5)	4,482,089	29.69%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of Tenax Therapeutics, Inc. at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.
(2)
Based upon 14,969,312 shares of common stock outstanding on April 16, 2021. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 16, 2021 through the exercise of any stock options, warrants or other rights or the conversion of preferred stock. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Armistice, Armistice Capital Master Fund Ltd. (“ACMF”) and Steven Boyd share voting and dispositive power over 2,019,995 shares, 5,260,005 shares exercisable under pre-funded warrants and 12,216,467 shares issuable upon the exercise of warrants. Steven Boyd disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.  Pursuant to the terms of certain of the warrants held by ACMF, ACMF could not exercise such warrants to the extent it (together with its affiliates) would beneficially own, after such exercise, more than 19.99% of the outstanding shares of common stock (the “Blocker”). Consequently, these reporting persons currently are not able to exercise all of their warrants due to the Blocker.

(4)
Based on a Schedule 13G filed with the SEC on February 10, 2021, Hudson Bay Capital Management LP (“HBCM”) and Sander Gerber have shared voting and dispositive power over the securities. HBCM serves as the investment manager of Hudson Bay Master Fund. As such, HBCM may be deemed to be the beneficial owner of all shares of common stock if any, underlying the warrants held by Hudson Bay Master Fund. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the HBCM. Mr. Gerber disclaims beneficial ownership of these securities.

(5)
With respect to Dr. Blanck, includes 4,026 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021;

With respect to Mr. Boyd, includes 2,019,995 shares, 5,260,005 shares exercisable under pre-funded warrants and 12,216,467 shares issuable upon the exercise of warrants held by ACMF, an entity with which Mr. Boyd is affiliated due to his position as Chief Investment Officer. Mr. Boyd may be deemed to have shared voting and dispositive power over the shares beneficially owned by Armistice Capital, LLC, but disclaims such beneficial ownership except to the extent of their pecuniary interest therein, if any;

With respect to Dr. Davidson, excludes 512,000 shares of common stock that are issuable upon conversion of outstanding Series B Preferred Stock that will become convertible only upon stockholder approval as described in this Proxy Statement;

With respect to Mr. DiTonno, includes 66,076 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021;

With respect to Dr. Doogan, excludes 3,070,000 shares of common stock that are issuable upon conversion of outstanding Series B Preferred Stock that will become convertible only upon stockholder approval as described in this Proxy Statement;

With respect to Mr. Jebsen, includes 43,008 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021;

With respect to Mr. Mitchum, includes 3,750 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021 and 1,300 shares for which voting and investment power is shared with Mr. Mitchum’s spouse;

With respect to Mr. Pepin, includes 3,500 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021.

With respect to Mr. Proehl, includes 4,250 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021 and 1,495 shares for which voting and investment power is shared with Mr. Proehl’s spouse;

With respect to Mr. Rallis, includes 3,990 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of April 16, 2021;

With respect to Dr. Rich, excludes 3,581,000 shares of common stock that are issuable upon conversion of outstanding Series B Preferred Stock that will become convertible only upon stockholder approval as described in this Proxy Statement; and

With respect to all officers and directors as a group, excludes 7,163,000 shares of common stock that are issuable upon conversion of outstanding Series B Preferred Stock that will become convertible only upon stockholder approval as described in this Proxy Statement; and includes 5,260,005 shares exercisable under pre-funded warrants, subject to the Blocker described in (3) above, 12,216,467 shares issuable upon the exercise of warrants, subject to the Blocker described in (3) above and 128,500 shares of common stock subject to options that are vested, vesting, convertible, or exercisable, as applicable, within 60 days of April 16, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We have not engaged in any related party transaction since January 1, 2019 in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive and Director Compensation.”

DELINQUENT SECTION 16(A) REPORTS

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.

Based solely upon our review of the Section 16(a) reports in our records for Fiscal 2020 transactions in our common stock, we believe that during the fiscal year ended December 31, 2020 and prior fiscal years our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that Form 4s were not timely filed in connection with the stock option awards on May 1, 2020 to each of Messrs. Blanck, DiTonno, Mitchum, Rallis and Proehl.

PROPOSAL 2: APPROVAL OF THE CONVERSION OF SERIES B PREFERRED STOCK

On January 15, 2021, we, through our wholly owned subsidiary, Life Newco II, Inc., a Delaware corporation (“Life Newco”), acquired 100% of the equity of PHPrecisionMed Inc. (“PHPM”) pursuant to an Agreement and Plan of Merger, dated January 15, 2021, by and among us, Life Newco, PHPM and Dr. Stuart Rich, solely in his capacity as the PHPM Representative (the “Merger Agreement”). We refer to the transaction pursuant to the Merger Agreement as the “PHPM Merger.”

Pursuant to the Merger Agreement, we issued 1,892,905 shares of our common stock and 10,232 shares of our Series B convertible preferred stock (“Series B Preferred Stock”), which are convertible into an aggregate of 10,232,000 shares of common stock (collectively the “Consideration”) to the PHPM stockholders. The rights, preferences and privileges of the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock that we filed with the Secretary of State of the State of Delaware on January 15, 2021. Each share of Series B Preferred Stock will automatically convert into (i) 881.5 shares of Common Stock following receipt of the approval of the stockholders of the Company for such conversion (the “Conversion Approval”), and (ii) 118.5 shares of Common Stock 24 months after the date of issuance of the Series B Preferred Stock, subject to reduction for indemnification claims. The number of shares of Common Stock into which the Series B Preferred Stock converts is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Preferred Stock does not carry dividends or a liquidation preference. The Series B Preferred Stock carries voting rights aggregating 4.99% of the Company’s Common Stock voting power immediately prior to the closing of the PHPM Merger.

In connection with the closing of the PHPM Merger, PHPM’s co-founder, Chief Executive Officer and stockholder, Stuart Rich, became our Chief Medical Officer.

Reasons for this Proposal

Because our common stock is listed on the NASDAQ Capital Market, we are required to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of another company where, among other things, the number of shares of common stock to be issued, including shares issued pursuant to an earn-out provision or similar contingency, is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or other securities. Our issuance of the Consideration to the PHPM stockholders, once the Series B Preferred Stock is converted to common stock, would involve an issuance of shares of common stock in excess of 20% of the number of shares of common stock outstanding before the issuance to the PHPM stockholders. Accordingly, we are seeking the Conversion Approval to satisfy the NASDAQ rules in order to allow us to convert the Series B Preferred Stock and to satisfy our contractual obligations under the Merger Agreement, in which we agreed to undertake to seek the Conversion Approval at this Annual Meeting.

The transaction documents related to the PHPM Merger contain provisions that prohibit conversion of the Series B Preferred Stock until the Conversion Approval is obtained. The Merger Agreement also requires us to use our reasonable best efforts to seek the Conversion Approval no later than July 31, 2021. If the Conversion Approval is not received at this Annual Meeting, none of the Series B Preferred Stock will be converted to common stock. In addition, the Merger Agreement requires us to call a stockholders meeting every 90 days thereafter to seek stockholder approval for the Conversion until the earlier of the date stockholder approval for the Conversion is obtained or the Series B Preferred Stock is no longer outstanding, which could have a material adverse effect on our liquidity position.

Effect of this Proposal

The shares issued in connection with the PHPM Merger will not affect the rights of the holders of outstanding common stock but will cause substantial dilution to existing stockholders’ voting power and in the future earnings per share of their common stock. When additional shares of common stock are issued upon the conversion of the Series B Preferred Stock, such new shares will have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

Required Vote for Approval

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of the proposal to approve the conversion of the Series B Preferred Stock into common stock (excluding any shares of common stock issued in connection with the PHPM Merger) exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

No Preemptive Rights

The holders of common stock have no preemptive rights to any future issuances of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CONVERSION OF THE SERIES B PREFERRED STOCK INTO COMMON STOCK.

PROPOSAL 3: APPROVAL OF AMENDMENT NO. 2 TO THE 2016 STOCK INCENTIVE PLAN

Our 2016 Plan originally authorized for issuance 3,000,000 shares of our common stock under the plan. As a result of the 1-for-20 reverse stock split effected on February 23, 2018, the number of shares authorized for issuance under the 2016 Plan was reduced to 150,000. On June 13, 2019, Amendment No. 1 to the 2016 Plan increased the number of shares of common stock authorized for issuance under the 2016 Plan to a total of 750,000 shares. On April [●], 2021, our Board of Directors approved, subject to stockholder approval, Amendment No. 2 to the 2016 Plan to increase the number of shares of common stock authorized for issuance under the 2016 Plan to a total of 1.5 million shares, representing an increase of 750,000 shares. The additional requested shares represent approximately 5% of our total outstanding shares as of April 14, 2021. Based upon our assessment of our anticipated grants under the 2016 Plan, as amended, we believe that the proposed increase in the number of shares will be sufficient to meet our equity compensation requirements for approximately three years from the date of the Annual Meeting.

The purpose of the 2016 Plan is to advance the interests of our company and our stockholders through awards that give eligible employees, directors and third party service providers a personal stake in our growth, development and financial success. Awards under the 2016 Plan are also intended to motivate eligible employees, directors and third party service providers to devote their best efforts to our business and help us attract and retain the services of eligible employees, directors and third party service providers who are in a position to make significant contributions to our future success and align them with stockholder interests.

We are requesting that stockholders approve Amendment No. 2 to the 2016 Plan to satisfy Nasdaq rules relating to equity compensation. In addition, approval would allow us to qualify additional options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code. If stockholder approval is not received, the Compensation Committee will reconsider Amendment No. 2 to the 2016 Plan, and the present 2016 Plan would remain in effect without such amendment. In addition, if stockholder approval is not received, we may seek to hold additional stockholder meetings until stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 2 TO THE 2016 STOCK INCENTIVE PLAN.

Summary of the 2016 Plan Features

The following is a brief summary of the 2016 Plan, as amended by Amendment No. 1 and Amendment No 2, and is qualified in its entirety by reference to a copy of the 2016 Plan, Amendment No. 1 and Amendment No. 2 attached to this proxy statement as Appendix A.

Shares Available

The total number of shares of common stock available for issuance under the 2016 Plan is 806,500, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of our company.

Any shares related to Awards (as defined below) which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for Awards not involving shares, shall be available again for grant under the 2016 Plan.

Shares of common stock covered by an Award will be reserved for that Award while it remains outstanding but shall only be counted as used to the extent they are actually issued; provided, however, that the full number of stock appreciation rights granted that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the 2016 Plan, regardless of the number of shares actually issued upon settlement of such stock appreciation rights.  Further, any shares of common stock withheld to satisfy tax withholding obligations on Awards issued under the 2016 Plan and shares tendered to pay the exercise price of Awards under the 2016 Plan will not be eligible to be returned as available shares under the 2016 Plan.

Description of Awards

The 2016 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, or other stock-based awards (collectively “Awards”).

Stock Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  The option price for each grant of an option under the 2016 Plan will be determined by the Compensation Committee in its sole discretion and shall be specified in the Award agreement; provided, however, the option price on the date of grant must be at least equal to 100% of the fair market value of the common stock on the date of grant; provided, further, however, that the option price must be at least equal to 110% of the fair market value of the common stock on the date of grant with respect to any incentive stock option issued to a participant who, on the date of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company or of any subsidiary corporation (a “10% Shareholder”).  The term of an option and the period or periods during which, and conditions pursuant to which, an option may vest and be exercised will be determined by the Compensation Committee, although the option term may not exceed 10 years (or five years with respect to incentive options granted to an employee who is a 10% Shareholder). Any option not exercised before expiration of the option period will terminate. Options generally are subject to certain restrictions on exercise if the participant terminates employment or service.  The 2016 Plan permits the Compensation Committee to determine the manner of payment of the exercise price of options, including through payment by cash or its equivalent, in connection with a “cashless exercise” through a broker, by surrender to us of shares of common stock, or by any other lawful means.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) entitle recipients to profit from increases in the value of our common stock, without buying shares.  Like options, SARs benefit the holder when our common stock price increases.  The primary difference is that the recipient is not required to pay an exercise price, but instead just receives the amount of the increase in the form of cash or stock.  Upon the exercise of a SAR, the holder of a SAR is entitled to receive payment from our company in an amount determined by multiplying (i) the difference between the fair market value of a share of common stock on the date of exercise over the grant price per share of such SAR by (ii) the number of shares of common stock with respect to which the SAR is being exercised. The grant price may be no less than 100% of the fair market value per share of the common stock on the date the SAR is granted.  SARs vest and become exercisable according to the terms established by the Compensation Committee.  No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply with respect to a particular SAR. SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service.

Restricted Stock and Restricted Stock Units.  Subject to the limitations of the 2016 Plan, the Compensation Committee may grant shares of restricted stock and/or restricted stock units to participants in such amounts as the Compensation Committee determines. Restricted stock units are similar to restricted stock except that no shares of common stock are actually awarded to the participant on the date of grant.  Restricted stock and restricted stock units will be subject to certain conditions which must be met in order for the restricted stock or restricted stock units to vest and/or be earned (in whole or in part) and no longer subject to forfeiture. Restricted stock awards may be payable in shares of common stock, and restricted stock units may be payable in cash or whole shares of common stock, or partly in cash and partly in whole shares of common stock, in accordance with the Compensation Committee’s discretion.  The Compensation Committee has authority to determine the restriction period for each grant of restricted stock and/or restricted stock units and will determine the conditions that must be met in order for such Award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by us upon vesting of such restricted stock or restricted stock units.  Restricted stock and/or restricted stock units generally are subject to certain restrictions on vesting if the participant terminates employment or service.

Performance Shares and Performance Units.  Subject to the limitations of the 2016 Plan, the Compensation Committee may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Compensation Committee determines.  An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof, or a combination thereof (as determined in the Compensation Committee’s discretion), which is contingent upon the achievement of performance goals during a specified period and which has a value equal to the fair market value of a share of common stock on the grant date. An award of a performance unit is a grant of a right to receive shares of common stock, a designated dollar value amount of common stock, or a combination thereof (as determined in the Compensation Committee’s discretion) which is contingent upon the achievement of performance goals during a specified period, and which has an initial value established by the Compensation Committee at the time of grant.  The Compensation Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units and/or performance shares that will be paid out to a participant.  Performance units and/or performance shares generally are subject to certain restrictions on vesting if the participant terminates employment or service.

Cash-Based Awards and Other Stock-Based Awards.  Subject to the limitations of the 2016 Plan, the Compensation Committee may grant cash-based awards to participants in such amounts and upon such terms as the Compensation Committee may determine.  The Compensation Committee may also grant other types of equity-based or equity-related Awards not otherwise described by the terms of the 2016 Plan in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Such Awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.  Each cash-based award will specify a payment amount or payment range as determined by the Compensation Committee.  Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Compensation Committee.  If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out to a participant will depend on the extent to which the performance goals are met.  Cash-based awards or other stock-based awards may be payable in cash or shares of common stock, in accordance with the Compensation Committee’s discretion.  Cash-based awards or other stock-based awards generally are subject to certain restrictions on vesting if the participant terminates employment or service.

Dividend and Dividend Equivalents.  The Compensation Committee may grant dividends or dividend equivalents based on the dividends declared on shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Compensation Committee; provided, however, that dividends or dividend equivalents credited with respect to performance-based Awards will be subject to the same underlying performance-based vesting conditions as the Awards and will not be subject to discretion.  The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Compensation Committee.

Limitations on Awards

The maximum number of shares that may be issued pursuant to awards granted under the 2016 Plan may not exceed 1.5 million shares. In addition, under the 2016 Plan, unless and until the Compensation Committee determines that an Award to a Covered Employee (as defined in section 162(m) of the IRC) shall not be designed to qualify as performance-based compensation under section 162(m) of the IRC, the following annual award limits shall apply to grants of such Awards under the 2016 Plan:

●
Options: The maximum aggregate number of shares of common stock subject to options granted in any one year to any one participant will be 1,000,000 shares, as adjusted pursuant to the 2016 Plan;

●
SARs: The maximum aggregate number of shares of common stock subject to SARs granted in any one year to any one participant will be 1,000,000 shares, as adjusted pursuant to the 2016 Plan;

●
Restricted Stock or Restricted Stock Units: The maximum aggregate Awards of restricted stock or restricted stock units in any one year to any one participant will be 500,000 shares, as adjusted pursuant to the 2016 Plan;

●
Performance Units or Performance Shares: The maximum aggregate Awards of performance units or performance shares that a participant may receive in any one year will be 500,000 shares, as adjusted pursuant to the 2016 Plan, or equal to the value of 500,000 shares, as adjusted pursuant to the 2016 Plan, determined as of the date of vesting or payout, as applicable;

●
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one year may not exceed the greater of the value of $4,000,000 or 1,000,000 shares, as adjusted pursuant to the 2016 Plan, determined as of the date of vesting or payout, as applicable; and

●
Other Stock-Based Awards: The maximum aggregate grants with respect to other stock-based awards in any one year to any one participant will be 1,000,000 shares, as adjusted pursuant to the 2016 Plan.

 Change in Control

Unless otherwise expressly provided in an Award agreement, with respect to each outstanding Award that is assumed or substituted in connection with a change in control (as defined in the 2016 Plan), in the event that (i) a change in control occurs and (ii) the participant’s employment or service is involuntarily terminated by us, our successor or affiliate thereof without cause (as defined in the 2016 Plan) on or after the effective time of the change in control but prior to 18 months following such change in control, then Awards will be treated as follows:

●
Options and SARs: Any and all options and SARs granted under the 2016 Plan will become exercisable, and will remain exercisable in accordance with their terms;

●
Restricted Stock, Restricted Stock Units or Other Stock-Based Awards: Any restriction periods and restrictions imposed on all outstanding Awards of restricted stock, restricted stock units or other stock-based awards will lapse and be settled as soon as reasonably practicable, but in no event later than 10 days following such termination of employment; and

●
Performance Units, Performance Shares or other Performance-Based Awards: For each performance unit, performance share or other performance-based Awards, all performance goals or similar performance-based vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of employment or service and the Award shall be settled as soon as reasonably practicable but in no event later than 10 days following termination of employment.

For purposes of the 2016 Plan, an Award will be considered assumed if, following the change in control, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the change in control, the consideration received in the change in control by holders of common stock for each share held on the effective date of the transaction; provided, however, that if the consideration received in the change in control is not solely common stock of the successor corporation or its parent, the Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an option or SAR, for each share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the change in control.

For purposes of the 2016 Plan, an Award will be considered assumed or substituted if, upon the occurrence of a change in control after which there will be a generally recognized U.S. public market for (i) our stock, (ii) common stock for which our stock is exchanged, or (iii) the common stock of a successor or acquirer entity (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity such that following the change in control, the Awards relate to the Public Shares and, except as otherwise provided by the 2016 Plan, remain subject to the terms and conditions that were applicable to the Awards prior to the change in control.

Unless otherwise expressly provided in an Award agreement, with respect to each outstanding Award that is not assumed or substituted in connection with a change in control, then prior to the occurrence of the change in control Awards will be treated as follows:

●
Options and SARs: Any and all options and SARs granted under the 2016 Plan will vest in full and become immediately exercisable in accordance with their terms and the Compensation Committee will notify the participant in writing that the options or SARs will be exercisable for a period of time determined by the Compensation Committee in its sole discretion and the option or SAR will terminate upon the expiration of the stated period; and

●
Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards: Any restriction periods and restrictions imposed on all outstanding Awards of restricted stock, restricted stock units, performance units, performance shares or other stock-based awards will lapse and be settled as soon as reasonably practicable, but in no event later than 10 days following the change in control.

Notwithstanding any other provisions of the 2016 Plan, in the event that each outstanding Award is not assumed or substituted in connection with a change in control and except as would otherwise result in adverse tax consequences under section 409A of the IRC, the Compensation Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a change in control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess if any of the consideration paid per share in the change in control over the exercise or purchase price per share subject to the Award multiplied by (ii) the number of shares granted under the Award.  Without limiting the generality of the foregoing, in the event that the consideration paid per share in the change in control is less than or equal to the exercise price or purchase price per share subject to the Award, the Compensation Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a change in control.

Transferability

Except as otherwise provided in the 2016 Plan, during a participant’s lifetime, his or her Awards will be exercisable only by such participant or such participant’s legal representative.  Awards will not be transferable other than by will or the laws of descent and distribution; no Awards will be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of these restrictions will be null and void.   The Compensation Committee may establish procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable or shares deliverable in the event of, or following, such participant’s death, may be provided.

Eligibility of Recipients

Employees, directors and third party service providers of Tenax Therapeutics are eligible to be granted Awards under the 2016 Plan.  As of April 16, 2021, eleven employees, including three executive officers, and seven non-employee directors are eligible to receive Awards under the 2016 Plan.

On April 16, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.82.

Federal Income Tax Consequences

The following generally describes the principal federal (but not state and local) income tax consequences of awards granted under the 2016 Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to our company. The provisions of the IRC and related regulations are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options (Nonstatutory Stock Options).  A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciate Rights.  A participant will not have income upon the grant of a SAR.  However, a participant will have compensation taxed at ordinary income tax rates when a SAR is exercised, to the extent of the difference between the grant price and the value of the stock on the date of exercise.

Restricted Stock.  A participant will not have income upon the grant of restricted stock unless an election under section 83(b) of the IRC is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income on each share equal to the value of the stock at date of grant less the purchase price paid, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation taxed at ordinary income tax rates on the value of the stock on the vesting date less the purchase price, if any. When the stock is later sold, the participant will also incur capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units, Performance Share Awards, Performance Unit Awards, Dividends and Dividend Equivalents.  The federal income tax consequences of the award of restricted stock units, performance share awards, performance unit awards or dividend equivalents will depend on the conditions of the particular award. Generally, the grant of one of these Awards does not result in taxable income to the participant. However, the participant will recognize ordinary compensation income (taxable at ordinary income tax rates) at settlement of the Award in an amount equal to any cash and/or the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or freely transferable).

Cash-Based Awards and Other Stock-Based Awards.  A participant will not have income upon the grant of a cash-based award or other stock-based award.  However, a participant will have ordinary compensation income (taxed at ordinary income tax rates) for cash payments and/or the fair market value of any shares or other property received in connection with cash-based awards or other stock-based awards in the year such payments or shares are received or made available to the participant without substantial limitations or restrictions.  When any shares received in connection with cash-based awards or other stock-based awards is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Tenax Therapeutics.  There will be no tax consequences to Tenax Therapeutics except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of section 162(m) of the IRC.

Section 409A of the IRC

Section 409A of the IRC imposes certain requirements on nonqualified deferred compensation.  Certain awards provided under the 2016 Plan could be viewed as deferring income for participants and may, therefore, be subject to section 409A of the IRC.  While it is our intent to have the 2016 Plan and all awards under the 2016 Plan be exempt from or comply with the requirements of section 409A of the IRC, including related regulations and guidance, there can be no assurance that awards made under the 2016 Plan will satisfy those requirements.  In the event an award is subject to section 409A of the IRC but does not satisfy the requirements of section 409A of the IRC, the participant may be subject to immediate income tax inclusion of the deferred amounts, an additional 20% excise tax on amounts includible in income, and interest and penalty charges on such amounts from the date the amounts became vested.  We undertake no responsibility to take, or to refrain from taking, any actions in order to achieve a certain

Plan Awards

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issued or issuable pursuant to stock options granted under the 2016 Plan and (ii) the number of shares underlying restricted stock awards granted under the 2016 Plan, in each case since the 2016 Plan’s effectiveness on June 16, 2016 through April 16, 2021. Any future awards to eligible participants under the 2016 Plan are subject to the discretion of the Compensation Committee or Board and therefore are not determinable at this time. The table does not include grants made under any other compensation plan.

CUMULATIVE GRANTS SINCE PLAN INCEPTION IN 2016

	Number of Shares Underlying Options Granted	Number of Shares Underlying Restricted Stock Awards Granted
Anthony DiTonno	215,000	-
Michael B. Jebsen, CPA	145,000	-
June Almenoff, MD, PhD	-	-
Ronald Blanck, DO	1,000	-
Steven Boyd	-	-
Michael Davidson, MD	-	-
Declan Doogan, MD	-	-
Keith Maher, MD	-	-
James Mitchum	1,000	-
Gregory Pepin	1,000	-
Gerald T. Proehl	1,000	-
Chris A. Rallis	1,000	-
Stuart Rich, MD		-
All current executive officers as a group	360,000	-
All current directors who are not executive officers as a group	5,000	-
All associates of directors, executive officers or nominees	-	-
All other persons who received or are to receive 5% of plan awards	290,000	-
All employees, including all current officers who are not executive officers, as a group	328,500	-

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	393,500	$1.81	356,500(1)
Equity compensation plans not approved by security holders	—	—	—
Total	393,500	$1.81	356,500

(1)	Represents the number of shares available for future issuance under the 2016 Plan. All of these shares are available for issuance as restricted stock or other stock-based awards under the 2016 Plan.

  PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit and Compliance Committee has selected Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2021. Cherry Bekaert LLP served as our independent registered public accounting firm for the year ending December 31, 2020. Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Cherry Bekaert LLP has served as our independent auditor since January 2009. In determining whether to reappoint Cherry Bekaert LLP, our Audit and Compliance Committee reviewed the quality of the committee’s discussions with the lead audit partner, the performance of the audit team assigned to our account, Cherry Bekaert LLP’s technical expertise and industry knowledge, Cherry Bekaert LLP’s tenure as our independent auditor and the potential impact of changing auditors. Our Audit and Compliance Committee believes that these factors, in particular Cherry Bekaert LLP’s long-term knowledge of the Company, enable it to perform its audits with effectiveness and efficiency.

Our organizational documents do not require that the stockholders ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Compliance Committee will reconsider whether to retain Cherry Bekaert LLP, but still may retain them. Even if the selection is ratified, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The aggregate fees billed for professional services by professional accounting firms in the years ending December 31, 2020 and 2019 were as follows:

	2020	2019

Audit fees (1)	$119,950	$123,400
Audit-Related Fees (2)	-	-
Tax fees (3)	8,800	15,450
All Other Fees (4)	-	-
Total fees	$128,750	$138,850

(1)
This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

(2)
This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no audit-related fees billed to us in 2020 and 2019.

(3)	This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.
(4)
This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no other fees billed to us in 2020 and 2019.

It is our Audit and Compliance Committee’s policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent registered public accounting firm. We believe that all audit engagement fees and terms and permitted non-audit services provided by our independent registered public accounting firm as described in the above table were approved in advance by our Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Other Business

As of the date of this Proxy Statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

Under certain conditions, stockholders may request us to include a proposal for action at a forthcoming meeting of our stockholders in the proxy materials for such meeting. All stockholder proposals intended to be presented at our 2022 Annual Meeting of Stockholders must be received by us no later than December [●], 2021 for inclusion in the proxy statement and proxy card relating to such meeting. However, if the date of the 2022 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2021 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2022 Annual Meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing, include the information set forth in the bylaws and be received by our corporate secretary at our principal offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. In order to comply with the time periods set forth in our bylaws, appropriate notice for the 2022 Annual Meeting would need to be provided to our corporate secretary no earlier than January 11, 2022, and no later than February 10, 2022.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders. Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules, are available on our website at http://www.tenaxthera.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to n.hecox@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Stockholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2021 Annual Meeting of Stockholders will be held on June 10, 2021 at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 at 9:00 a.m., Eastern Daylight Time. Requests for directions to the meeting location may be directed to Tenax Therapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

TENAX THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 10, 2021 AT 9:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Tenax Therapeutics, Inc. hereby appoints Nancy J.M. Hecox and Michael B. Jebsen, or either of them, as proxies, each with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Tenax Therapeutics, Inc. held of record by the undersigned on April 13, 2021, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 10, 2021 at 9:00 a.m., local time, at the offices of Tenax Therapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/TENX
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF TENAX THERAPEUTICS, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Election of Directors:	☐	☐		CONTROL ID:
June Almenoff, MD, PhD			☐	REQUEST ID:
Steven Boyd			☐
Michael Davidson, MD			☐
Anthony A. DiTonno			☐
Declan Doogan, MD			☐
Keith Maher, MD			☐
James Mitchum			☐
Gerald T. Proehl			☐
Stuart Rich, MD			☐
Proposal 2	FOR	AGAINST	ABSTAIN
Approval to convert shares of our Series B convertible preferred stock (“Series B Preferred Stock”), into shares of common stock.	☐	☐	☐
Proposal 3	FOR	AGAINST	ABSTAIN
Approval of Amendment No. 2 to our 2016 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan by 750,000 shares.	☐	☐	☐
Proposal 4	FOR	AGAINST	ABSTAIN
Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CONVERSION OF SERIES B PREFERRED STOCK INTO COMMON SHARES, “FOR” THE APPROVAL OF AMENDMENT NO. 2 TO OUR 2016 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER, AND “FOR” RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)